As filed with the Securities and Exchange Commission on December 21, 2010

Registration Nos. 333-155416, 333-155416-01 and 333-155416-06

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMEREN CORPORATION	Missouri	43-1723446
CENTRAL ILLINOIS LIGHT COMPANY	Illinois	37-0211050
ILLINOIS POWER COMPANY	Illinois	37-0344645
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	370 South Main Street Decatur, Illinois 62523 (217) 424-6600
(Address, including zip code, and telephone number, including area code, of Ameren Corporation’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of Central Illinois Light Company’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of Illinois Power Company’s principal executive offices)

STEVEN R. SULLIVAN

Senior Vice President,

General Counsel and Secretary

1901 Chouteau Avenue

St. Louis, Missouri 63103

(314) 621-3222

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters all of the securities that were unsold under Registration Statement Nos. 333-155416-01 and 333-155416-06 as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company
Ameren Corporation	☒	☐	☐	☐
Central Illinois Light Company	☐	☐	☒	☐
Illinois Power Company	☐	☐	☒	☐

DEREGISTRATION OF SECURITIES

On November 17, 2008, Ameren Corporation (“Ameren”), Ameren Capital Trust I, Ameren Capital Trust II, Ameren Illinois Company (formerly known as Central Illinois Public Service Company), Ameren Energy Generating Company, Central Illinois Light Company (“CILCO”) and Illinois Power Company (“IP”) filed a Registration Statement on Form S-3 (Registration Statement Nos. 333-155416, 333-155416-01, 333-155416-02, 333-155416-03, 333-155416-04, 333-155416-05 and 333-155416-06) (the “Registration Statement”) with the United States Securities and Exchange Commission, which registered, with respect to CILCO and IP, an unspecified aggregate offering amount of the specified securities of CILCO and IP.

On October 1, 2010, Central Illinois Public Service Company (“CIPS”), CILCO and IP completed a merger whereby CILCO and IP merged with and into CIPS, with CIPS as the surviving entity (the “Merger”), pursuant to the terms of the agreement and plan of merger, dated as of April 13, 2010, among CIPS, CILCO and IP. Upon consummation of the Merger, CIPS’ name was changed to “Ameren Illinois Company,” and the separate legal existence of CILCO and IP was terminated. Prior to the Merger, each of CIPS, CILCO and IP was a registrant subsidiary of Ameren Corporation. As a result of the Merger, the participation of each of CIPS and IP in Registration Statement Nos. 333-155416-01 and 333-155416-06, respectively, has been terminated. Therefore, CIPS and IP are hereby removed as registrants from Registration Statement Nos. 333-155416-01 and 333-155416-06, respectively, as of the date hereof, and the securities of CIPS and IP registered but unsold under such registration statement are also removed as of the date hereof.

This Post-Effective Amendment No. 1 to Registration Statement Nos. 333-155416, 333-155416-01 and 333-155416-06 is only being filed by Ameren, CILCO and IP and is not being filed by Ameren Capital Trust I, Ameren Capital Trust II, Ameren Illinois Company (formerly known as Central Illinois Public Service Company) or Ameren Energy Generating Company. Although Ameren has filed this Post-Effective Amendment No. 1 to Registration Statement No. 333-155416, no securities of Ameren registered pursuant to Registration Statement No. 333-155416 are affected by this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, Ameren Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-155416 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 21st day of December, 2010.

AMEREN CORPORATION (REGISTRANT)

By:	/S/ MARTIN J. LYONS, JR.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Registration Statement No. 333-155416 on behalf of Ameren Corporation in reliance upon Rule 478 under the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, Ameren Illinois Company (as successor to Central Illinois Light Company) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-155416-01 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 21st day of December, 2010.

AMEREN ILLINOIS COMPANY (AS SUCCESSOR TO CENTRAL ILLINOIS LIGHT COMPANY) (REGISTRANT)

By:	/S/ MARTIN J. LYONS, JR.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Registration Statement No. 333-155416-01 on behalf of Ameren Illinois Company (as successor to Central Illinois Light Company) in reliance upon Rule 478 under the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, Ameren Illinois Company (as successor to Illinois Power Company) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-155416-06 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 21st day of December, 2010.

AMEREN ILLINOIS COMPANY (AS SUCCESSOR TO ILLINOIS POWER COMPANY) (REGISTRANT)

By:	/S/ MARTIN J. LYONS, JR.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to Registration Statement No. 333-155416-06 on behalf of Ameren Illinois Company (as successor to Illinois Power Company) in reliance upon Rule 478 under the Securities Act of 1933.

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